Exhibit 99.1

Sensus Healthcare First Quarter Financial Results Feature Revenues up 43%

Sixth consecutive quarter of double-digit year-over-year revenue growth

Conference call begins at 4:30 Eastern time today

BOCA RATON, Fla. (May 4, 2017) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in the non-invasive treatment of non-melanoma skin cancers and keloids with superficial radiation therapy (SRT), announces financial results for the three months ended March 31, 2017.

Highlights of the first quarter of 2017 and recent weeks include (all comparisons are with the first quarter of 2016, unless otherwise noted):

•	Revenues of $4.4 million, up 43.5% compared with $3.0 million
•	Gross margin of 65.6%, up from 63.7%
•	Increased sales organization headcount to 20 versus 17 as of December 31, 2016
•	Shipped 14 systems including seven SRT-100 Vision™ systems, bringing the worldwide installed base to 284 units; 66 units are being used to treat keloid scars
•	Installed a second SRT-100 Vision system in Israel
•	Submitted an application for SRT-100 clearance in Mexico
•	Presentations made by Key Opinion Leaders at the American Academy of Dermatology (AAD) Annual Meeting on the use of superficial radiation therapy
•	Participated in the annual South Beach Symposium Industry CEO Forum to discuss "The Future of Innovation in Dermatology and Aesthetics in an Era of Healthcare Upheaval”

Management Commentary

“We had an excellent first quarter as our revenues reflected continued sales momentum and growing acceptance of SRT for the treatment of non-melanoma skin cancer and keloid scars,” said Joe Sardano, chairman and chief executive officer of Sensus Healthcare. “We also increased our investment in sales and marketing, adding three individuals to our sales organization bringing the total to 20. We expect to have 30 sales representatives by the end of the year. While I am pleased with our progress toward this goal, I am even more pleased with the professionalism, dedication and enthusiasm our sales and marketing staff is bringing to Sensus. They recognize the benefits of SRT to patients, physicians and third-party payors and are driven to spread the word about the benefits of this treatment option. During the quarter we participated in a number of important conferences and industry trade shows, with Key Opinion Leaders presenting work supporting the use of SRT. We are also making progress with in-hospital radiation oncology sales.

“Research and development remains an important driver for our growth in 2018 and beyond, and we have stepped up our activities to broaden the use of SRT to additional indications and to provide a next-generation product to our customers,” Mr. Sardano added. “We have qualified several sites to begin psoriasis studies with the SRT-100 Vision, and are on schedule with our development of intraoperative radiation therapy (IORT) for the treatment of breast and other cancers. We expect our investment in these activities to have a positive financial impact on the Company in 2018 and beyond.

“Our international expansion is proceeding as planned. Building upon our clearance for SRT-100 in the important China market, we are making progress towards securing clearance in China for treating and preventing keloid scars. We also recently installed a second unit in Israel at a highly-regarded medical center, and view this as further validation for the use of our SRT systems. We have applied for regulatory clearance in Mexico for the SRT-100, and expect to begin marketing there later this year.”

Mr. Sardano concluded, “The first quarter was the sixth consecutive quarter of double-digit year-over-year revenue growth, and we expect this growth to continue as we progress through 2017.”

Financial Results

Revenues for the first quarter of 2017 increased 43.5% to $4.4 million, compared with $3.0 million for the first quarter of 2016. The increase was primarily the result of a strong contribution from the SRT-100 Vision, which has a higher average selling price.

Gross profit for the first quarter of 2017 was $2.9 million, or 65.6% of revenue, compared with $1.9 million, or 63.7% of revenue, for the first quarter of 2016. Both gross profit and gross margin were positively affected by the contribution of SRT-100 Vision systems.

Selling and marketing expenses were $2.3 million for the first quarter of 2017, compared with $1.0 million for the first quarter of 2016, due to increased sales team headcount as well as higher advertising, trade show expenses and other marketing costs.

General and administrative expenses for the first quarter of 2017 were $1.0 million, compared with $0.7 million for the first quarter of 2016 primarily due to public company expenses following the company’s initial public offering in June 2016.

Research and development expenses for the first quarter of 2017 were $1.1 million, compared with $0.3 million for the first quarter of 2016 primarily due to the continued investment in the next-generation SRT and IORT projects that began in the fourth quarter of 2016.

Net loss for the first quarter of 2017 was $1.6 million, or ($0.12)) per share, compared with net income of approximately $2,000, or $0.00 per share for the first quarter of 2016.

Adjusted EBITDA for first quarter of 2017 was $(1.4) million, compared with $0.1 million for the first quarter of 2016. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest expense and stock compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $11.0 million as of March 31, 2017.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Sensus Healthcare's management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest expense, income taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended March 31,
	2017	2016

Net Income (Loss), as reported	$(1,572,133)	$2,081
Add:
Depreciation and amortization	94,157	84,795
Stock compensation expense	104,070	1,619
Interest, net	(16,079)	6,871
Adjusted EBITDA, non GAAP	$(1,389,985)	$95,365

Conference Call and Webcast

As previously announced, the Company will host an investment community conference call today at 4:30 p.m. Eastern time, during which management will discuss financial results for the first quarter of 2017, provide a business update and a discussion on recent and upcoming milestones. To access the conference call, the dial-in numbers are 1-877-870-4263 (U.S. Toll Free), 1-412-317-0790 (International) and 1-855-669-9657 (Canada Toll Free). Please ask the operator to be connected to the Sensus Healthcare call.

Following the conclusion of the conference call, a replay will be available through May 11, 2017 and can be accessed by dialing 1-877-344-7529 (U.S. Toll Free), 1-412-317-0088 (International), and 1-855-669-9658 (Canada Toll Free). All listeners should provide the replay passcode 10106354. The call will also be archived on the Company website for a time at http://www.sensushealthcare.com

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately," "potential" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; off label use of our products; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; limited trading in our shares and the concentration of ownership of our shares; cyberattacks and other data breaches and the adverse effect on our reputation; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery; geographic concentration of our customers in the U.S. and China; and other risks described from time to time in Sensus Healthcare's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our "Cautionary Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

About Sensus Healthcare

Sensus Healthcare, Inc. (NASDAQ: SRTS) is a medical device company that is committed to enabling non-invasive and cost-effective treatment of non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy X-ray radiation technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development activities. Sensus has successfully incorporated the SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, the SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For further information, please visit http://www.sensushealthcare.com

Contact:

LHA

Kim Sutton Golodetz

(212) 838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2017	2016

Revenues	$4,354,349	$3,035,204
Cost of Sales	1,499,701	1,102,370
Gross Profit	2,854,648	1,932,834
Operating Expenses
Selling and marketing	2,263,481	944,123
General and administrative	1,043,953	685,720
Research and development	1,135,426	293,404
Total Operating Expenses	4,442,860	1,923,246
Income (Loss) From Operations	(1,588,212)	9,588
Other Income (Expense)
Interest income	22,720	2,756
Interest expense	(6,641)	(9,626)
Other Income (Expense), net	16,079	(6,871)
Income (Loss) Before Income Taxes	(1,572,133)	2,717
Provision for income taxes	-	636
Net Income (Loss)	$(1,572,133)	$2,081
Net Income (Loss) – Basic	$(0.12)	$0.00
– Diluted	(0.12)	0.00
Weighted average number of shares used in computing net income (loss) per share – Basic	13,219,170	10,367,883
– Diluted	13,219,170	10,657,307

SENSUS HEALTHCARE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	As of March 31,	As of December 31,
	2017	2016

Assets
Current Assets
Cash and cash equivalents	$3,141,223	$5,042,477
Accounts receivable, net	4,220,481	3,098,635
Inventories	1,537,321	1,254,915
Investment in debt securities	7,906,370	6,462,369
Prepaid and other current assets	1,156,995	900,722
Total Current Assets	17,962,390	16,759,118
Property and Equipment, Net	507,840	433,408
Patent Rights, Net	602,412	626,509
Investment in Debt Securities	—	1,103,773
Deposits	24,272	24,272
Total Assets	$19,096,914	$18,947,080
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$3,321,792	$2,762,371
Product warranties	52,303	40,481
Revolving credit facility	1,500,000	—
Deferred revenue, current portion	563,005	853,798
Total Current Liabilities	5,437,100	3,656,650
Deferred Revenue, Net of Current Portion	9,166	16,251
Total Liabilities	5,446,266	3,672,901
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding.	—	—
Common stock, $0.01 par value – 50,000,000 authorized and 13,527,168 and 13,546,171 issued and outstanding at March 31, 2017 and December 31, 2016, respectively.	135,271	135,461
Additional paid-in capital	22,879,767	22,930,975
Accumulated deficit	(9,364,390)	(7,792,257)
Total Stockholders’ Equity	13,650,648	15,274,179
Total Liabilities and Stockholders’ Equity	$19,096,914	$18,947,080

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